EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement File No. 333-19113-01 of our report dated December 18, 1996 included in HRE Properties' Form 10-K for the year ended October 31, 1996 and to all references to our Firm in this Registration Statement.



/s/ Arthur Anderson LLP
Arthur Andersen LLP
New York, New York
January 22, 1997